UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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First Community Corporation

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Preliminary Draft
Subject to Revision

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 22, 2019

Dear Fellow Shareholder:

You are cordially invited to attend our 2019 Annual Meeting of Shareholders of First Community Corporation, the holding company for First Community Bank. At the meeting, we will report on our performance in 2018 and answer your questions. We look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

This letter serves as your official notice that we will hold the meeting on May 22, 2019 at 11:00 a.m. local time, at our office located at 105 N. Spring Street, Greenville, South Carolina 29601 for the following purposes:

1.	To elect as directors the three nominees named in the accompanying proxy statement;
2.	To approve the compensation of our named executive officers as disclosed in the accompanying proxy statement (this is a non-binding, advisory vote) (“Say-on-Pay”);
3.	To approve a non-binding resolution to determine whether shareholders should have a Say-on-Pay every one, two, or three years (“Say-on-Frequency”);
4.	To approve an amendment to Article Three of our Restated Articles of Incorporation to increase the number of authorized shares of common stock, par value $1.00 per share, from 10,000,000 shares to 20,000,000 shares (the “Amendment”);
5.	To ratify the appointment of Elliott Davis, LLC as our independent registered public accountants;
6.	To approve the adjournment, postponement or continuance of the annual meeting, if necessary and appropriate, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to adopt Proposal 4 set forth above, or if a quorum is not present at the time of the annual meeting (the “Adjournment Proposal”); and
7.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders owning shares of our common stock at the close of business on March 15, 2019 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at our offices prior to the meeting.

Please use this opportunity to take part in our affairs by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to vote as soon as possible by telephone, through the Internet, or by signing, dating and mailing your proxy card in the envelope enclosed. Telephone and Internet voting permits you to vote at your convenience, 24 hours a day, seven days a week. Detailed voting instructions are included on your proxy card. If your shares are held in the name of a bank, broker or other holder of record, you are considered the beneficial owner of shares held in “street name,” and you will receive instructions from such holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a bank, broker or other nominee and you wish to vote in person at the annual meeting, you must request a legal proxy or broker’s proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the annual meeting.

By order of the Board of Directors,

Mitchell M. Willoughby	Michael C. Crapps
Chairman of the Board	President and Chief Executive Officer

5455 Sunset Boulevard, Lexington, South Carolina 29072

Telephone: (803) 951-2265 / Fax: (803) 358-6900

Preliminary Draft
Subject to Revision

FIRST COMMUNITY CORPORATION

5455 Sunset Boulevard Lexington, South Carolina 29072

Proxy Statement for Annual Meeting of Shareholders to be Held on May 22, 2019

The board of directors of First Community Corporation, “we,” “us,” “our,” or the “company,” is furnishing this proxy statement to solicit proxies for use at our 2019 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully. We are distributing this proxy statement on or about April 12, 2019.

Voting Information

Our board of directors set March 15, 2019 as the record date for the meeting. Shareholders owning shares of our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 7,664,967 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your broker or nominee, who is considered the shareholder of record with respect to those shares, is forwarding these materials to you. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker, bank, or other nominee has enclosed or provided a voting instruction card for you to use to direct your broker, bank, or other nominee how to vote these shares.

If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purpose of establishing a quorum. Therefore, valid proxies which are marked “Abstain” or “Withhold” or as to which no vote is marked, including broker non-votes (which are described below), will be included in determining whether a quorum is present at the annual meeting.

When you sign the proxy card, you appoint David K. Proctor and Joseph G. Sawyer as your representatives at the meeting. Messrs. Proctor and Sawyer will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Messrs. Proctor and Sawyer will vote your proxy for the election to the board of directors of all nominees listed below under “Election of Directors,” for the approval of the compensation of our named executive officers as disclosed in this proxy statement (this is a non-binding, advisory vote), for the option of “every year” as the preferred frequency for Say-on-Pay, for the Amendment to increase the number of our authorized shares of common stock, for the ratification of the appointment of our independent registered public accountants for the year ending December 31, 2019, and for the Adjournment Proposal. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Messrs. Proctor and Sawyer will vote your proxy on such matters in accordance with their judgment.

Assuming that a quorum is present:

•	With respect to Proposal No. 1, the directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting. There is no cumulative voting with respect to the election of directors. Abstentions, broker non-votes or the failure to return a signed proxy will not be counted and will have no impact on the election of a director.

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•	With respect to Proposal No. 2, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. This vote is advisory and will not be binding upon our board of directors. However, the Human Resources and Compensation Committee (which we refer to in this proxy statement as the “compensation committee”) and the board of directors will take into account the outcome of the vote when considering future executive compensation arrangements. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the approval of the compensation of our named executive officers. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the votes on this matter.

•	With respect to Proposal No. 3, the frequency of the advisory vote on the non-binding resolution to approve the compensation of our named executive officers receiving the greatest number of votes (either every year, every two years, or every three years) will be the frequency that our shareholders recommend. You may vote for a frequency of one, two or three years, or you may abstain from voting on this proposal. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted for the frequency of every year. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the votes on this matter.

•	With respect to Proposal No. 4, approval of the Amendment requires the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock entitled to vote at the annual meeting. Because approval requires the affirmative vote of two-thirds of our shares of common stock outstanding, broker non-votes and abstentions will have the effect of a vote AGAINST this matter.

•	With respect to Proposal No. 5, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the ratification of the appointment of our independent registered public accountants for the year ending December 31, 2019. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the votes on this matter.

•	With respect to Proposal No. 6, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the adjournment proposal. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the votes on this matter.

You may revoke your proxy and change your vote at any time before the polls close at the meeting. If you are the record holder of the shares, you may do this by

•	signing and delivering another proxy with a later date,

•	voting in person at the meeting, or

•	voting again over the Internet or by telephone prior to 11:59 pm, Eastern Time, on May 21, 2019.

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If you hold your shares in street name, your brokerage firm may vote your shares under certain circumstances. Brokerage firms have authority under stock exchange rules to vote their customers’ unvoted shares on certain “routine” matters. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions ONLY with respect to Proposals No. 4, No. 5 and No. 6—but not with respect to any of the other proposals to be voted on at the annual meeting. If you hold your shares in street name, please provide voting instructions to your bank, broker or other nominee so that your shares may be voted on all other proposals.

To help assure the presence in person or by proxy of the largest number of shareholders possible, we have engaged Laurel Hill Advisor Group, LLC (“Laurel”), a proxy solicitation firm, to solicit proxies on our behalf. We have agreed to pay Laurel a proxy solicitation fee of $6,500 and we will also reimburse Laurel for its reasonable out-of-pocket costs and expenses. Furthermore, proxies may also be solicited by our directors, officers and other employees in person or by telephone, facsimile or other means of electronic communication. Directors, officers and employees will receive no compensation for these activities in addition to their regular compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. The proxy for our annual meeting is being solicited on behalf of our board of directors. We will bear the entire cost of soliciting proxies from you. In addition to the delivery of proxy materials by mail, we may request banks, brokers and other record holders, or our proxy solicitor acting on our behalf, to send proxies and proxy materials to the beneficial owners of our common stock and secure their voting instructions and will reimburse them for their reasonable expenses in so doing.

Upon written or oral request, we will promptly deliver a separate copy of our annual report on Form 10-K or this proxy statement to our shareholders at a shared address to which a single copy of the document was delivered. Alternatively, if you are sharing an address with other shareholders and are receiving multiple copies of this proxy statement or our Annual Report on Form 10-K, you may request a single copy be sent to your shared address, if you prefer. Please contact us at (803) 951-0500 for any such request.

Important Notice of Internet Availability. This proxy statement and the accompanying 2018 Annual Report on Form 10-K are available to the public for viewing on the Internet at www.proxyvote.com. Directions to the meeting are available on our website at: www.firstcommunitysc.com.

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Proposal No. 1

Election of Directors

Our board of directors currently has 13 members divided into three classes with staggered terms, so that the terms of only approximately one-third of our board members expire at each annual meeting. The current terms of the Class I directors will expire at this 2019 annual meeting of shareholders. The terms of the Class II directors will expire at the 2020 annual meeting of shareholders, and the terms of the Class III directors will expire at the 2021 annual meeting of shareholders.

Our current directors and their classes are:

Class I	Class II	Class III
Richard K. Bogan, M.D. **	Thomas C. Brown	C. Jimmy Chao
Michael C. Crapps *	W. James Kitchens, Jr.	J. Thomas Johnson
Anita B. Easter **	Edward J. Tarver	E. Leland Reynolds
J. Randolph Potter **	Roderick M. Todd, Jr.	Alexander Snipe, Jr.
Mitchell M. Willoughby

*	Standing for election by the shareholders at the meeting.
**	Director is retiring from our board of directors at the annual meeting and not standing for re-election.

Under our bylaws, in the event that a director attains age 72 during the director’s term of office, the director shall serve only until the director’s current term expires and shall not be eligible for re-election. As a result, Richard K. Bogan, M.D., Anita B. Easter and J. Randolph Potter will retire from our board effective as of the annual meeting. Dr. Bogan and Mrs. Easter have served as a director since our formation in 1994. Mr. Potter was appointed as our director in 2014 in connection with our merger with Savannah River Corporation (“Savannah River”) and was subsequently elected at the 2014 annual meeting and re-elected at the 2017 annual meetings of shareholders to serve a three-year term that expires at this 2019 annual meeting. We appreciate Dr. Bogan’s, Mrs. Easter’s and Mr. Potter’s contribution to the company during their service as a director.

In order to determine the nominees to stand for election to serve on our board upon the retirement of Dr. Bogan, Mrs. Easter, and Mr. Potter, the nomination process began with our Nomination and Corporate Governance Committee identifying the priorities and needs of our board of directors. During multiple brainstorming sessions between directors and senior leaders, prospective candidates were identified that would meet these priorities. We narrowed the pool of potential candidates through a vetting process that included multiple interviews, which concluded with the finalists meeting with our Nomination and Corporate Governance Committee prior to final approval by our board of directors. At this time, our board of directors has determined to fill two of the three vacancies created by the aforementioned director retirements and the board has nominated each of Mickey Layden and Jane Sosebee to fill the vacancies. As a result, if Mss. Layden and Sosebee and the other Class I director standing for re-election at the annual meeting, Mr. Crapps, are elected at the annual meeting, the board will automatically be reduced from 13 members to 12 members.

So that the board is divided as equally as possible into three classes, if elected by the shareholders, Mss. Layden and Sosebee have been nominated to serve as Class I directors so that their term will expire at the 2020 annual meeting of shareholders. Mr. Crapps, our current director whose term expires at this meeting, has also been nominated by the board of directors to be elected at the meeting to serve a three-year term expiring at the 2022 annual meeting of shareholders. The board of directors recommends that you elect Ms. Layden, Ms. Sosebee, and Mr. Crapps as Class I directors.

If a quorum is present, the directors will be elected by a plurality of the votes cast at the meeting. This means that the three nominees receiving the highest number of votes will be elected directors. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter. If you submit a proxy but do not specify how you would like it to be voted, Messrs. Proctor and Sawyer will vote your proxy to elect each of Ms. Layden, Ms. Sosebee, and Mr. Crapps. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Messrs. Proctor and Sawyer will vote instead for a replacement nominee to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy. If Ms. Layden, Ms. Sosebee, and Mr. Crapps are elected as directors, the board of directors will automatically be set at 12 members.

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Director Qualifications

All of our directors bring to the board of directors leadership experience, derived from their business, professional, and board experiences. Eight of our 13 directors have served as directors of the company since its inception in 1994 and one director has served as a director of the company since 2004. Four directors were directors on the board of three companies that we acquired, one in 2004, one in 2006, and two in 2014. One director has previously served on a non-related bank holding company board. Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the information provided below.

Information Regarding Our Nominees and Directors

The following describes at least the last five years of business experience of each nominee proposed for election as a director, as well as the specific experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as our director. There is no family relationship between any of our directors, nominees or executive officers, and there are no arrangements or understandings between the directors and any other person pursuant to which he or she was or is to be selected as a director or nominee.

Information Regarding Nominees for Directors

Set forth below is also information about our Class I nominees to the board of directors.

Michael C. Crapps, 60, Class I director, has served as our president and chief executive officer and as our director since our formation in 1994. Mr. Crapps is also a director of our subsidiary, First Community Bank (the “bank”). He is a lifelong Lexington County resident, received a B.S. degree in Economics in 1980 from Clemson University, an MBA degree from the University of South Carolina in 1984, and is a graduate of the LSU Graduate School of Banking of the South. He began his banking career with South Carolina National Bank in 1980 and, from 1985 to 1994, he was with Republic National Bank in Columbia, South Carolina where he became president, chief executive officer, and a director of that bank. During his career, Mr. Crapps has been responsible for virtually all aspects of banking, including branches, commercial banking, operations, credit administration, accounting, human resources, and compliance. Mr. Crapps serves the banking industry as a member of the Federal Reserve Bank of Richmond’s Charlotte Branch Board of Directors. He is also involved with the South Carolina Bankers Association (“SCBA”), having served as its chair and on its board of directors. The SCBA selected Mr. Crapps as the 1997 Young Banker of the Year. Additionally, he currently serves his local community as follows:

•	Clemson University Foundation Board of Directors

•	Clemson University IPTAY Board of Directors

•	Midlands Business Leadership Group

Additionally, he is a past member of the Federal Reserve Bank of Richmond’s Community Depository Institutions Advisory Council and past chair of Navigating from Good to Great (Ng2G) Foundation Board of Directors, the Greater Lexington Chamber of Commerce, the Saluda Shoals Park Foundation and the South Atlantic Division of the American Cancer Society.

Mr. Crapps’ experience in banking and vision for our company give him the leadership and consensus building skills that provide significant insight and expertise to the board. As a lifelong resident of Lexington, South Carolina, he has significant ties to the Midlands of South Carolina. He has been very active in local community and civic organizations.

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Mickey Layden, 64, proposed Class I director, is the president of LCK, a partner firm of Colliers International South Carolina and a certified women-owned project management services organization. Ms. Layden is also Executive Vice President and Principal of Colliers South Carolina. Since 1988, Ms. Layden has led the real estate management division of Colliers South Carolina, overseeing a large staff and responsible for nearly 14 million square feet of space. Ms. Layden has served in senior leadership roles at the national level within the Institute of Real Estate Management (“IREM”), including Senior Vice President for Membership, IREM Foundation board member, IREM faculty member and chair of numerous other committees within the organization. She has been recognized in many publications and organizations as a woman of influence in the business community, receiving the 2013 Influential Women in Business CEO Award, the 2010 Corporate TWIN Award, the 2011 Girl Scouts of South Carolina Mountains to Midlands Women of Distinction Award, and she was included in the Columbia Business Monthly’s 2011 “Women of Influence”. She currently serves her local community as a member of the Midlands Business Leadership Group.

Additionally, Ms. Layden is a past chair of the board of directors of Midlands Housing Alliance, Inc. (Transitions) and Secretary and Executive Committee Member of the YMCA board of directors. She has served in leadership roles of many other organizations and community projects throughout her career, including being a past member of the board of trustees of South Carolina Independent Colleges and Universities.

As an experienced business professional, Ms. Layden has many ties to the Midlands of South Carolina and has been very active in local community and civic organizations—all of which qualify her to serve on our board of directors and enhance her ability to contribute as a director.

Jane Sosebee, 62, proposed Class I director, has over 39 years of experience in the telecommunication industry. Since 2018, she has been the state President of AT&T South Carolina, where she is responsible for its regulatory, economic development, legislative and community affairs actives in the state. She has served AT&T and its predecessor companies for 39 years in various leadership positions. Ms. Sosebee works closely with state and community leaders to help bring new technology and jobs to the state and improve the quality of life for South Carolinians.

A native of Laurens, South Carolina, Ms. Sosebee attended Clemson University, where she was awarded a Bachelor’s in English. She served on and chaired the Clemson University Foundation Board. In 2009, she was awarded the University’s Distinguished Service Award. This award is the highest honor that the Alumni Association can bestow and is given to those alumni who have not only devoted their life to professionalism and public service, but who have also continued a lifelong dedication to Clemson University. She is currently serving or has served the local community as follows:

Clemson University Foundation – Past Board Member

Clemson University Foundation – Past Board Member and Chairman

Clemson University Finance Corporation – Past Board Member

Greenville Chamber – Past Board Member and Chair

Upstate Alliance – Past Board Member and Chair

Peace Center – Past Trustee

Urban League of the Upstate – Past Regional Board Member

Tri-County Technical College Foundation – Past Board Member

Anderson Chamber – Past Board Member

Palmetto Bank – Past Director

First Citizen’s Bank – Past Community Advisory Board Member

Leadership SC Alumna

Leadership Anderson Alumna

Fort Hill Presbyterian Church – Elder

Ms. Sosebee’s extensive business experience, volunteerism, leadership, and knowledge of the markets that we serve qualify her to serve on our board of directors and enhance her ability to contribute as a director.

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Information Regarding Continuing Directors

Set forth below is also information about each of our other directors. Each of the following directors is also a director of our bank.

Thomas C. Brown, 61, Class II director, has served as our director since our formation in 1994. Mr. Brown is currently the Rector at St. Paul’s Church in Greenville, South Carolina and has served in that role since 2011. He recently completed a three-year term serving on the Clemson Board of Visitors. From 2008 to 2011, he served as the Assistant Rector at All Saints Church, Pawley’s Island, South Carolina. Previously, Mr. Brown was the president and owner of T.C.B. Enterprises of South Carolina, Inc., a Myrtle Beach based restaurant business. Mr. Brown graduated from Clemson University in 1981 with a B.S. degree in Civil Engineering.

Mr. Brown has owned and operated a small business for many years. He has extensive knowledge of the small business environment and the related challenges. He brings to the board his unique insight and useful perspective related to the small business environment, which is a primary target market segment for us.

W. James Kitchens, Jr., 57, Class II director, has served as our director since our formation in 1994. Mr. Kitchens is president of The Kitchens Firm, Inc., and its predecessor firm, located in Columbia, South Carolina and has served in that role since 1996. He is a Certified Public Accountant and an investment consultant and currently holds the Chartered Financial Analyst designation. Mr. Kitchens earned a B.S. degree in mathematics from The University of the South in 1984 and an M.B.A. degree from Duke University in 1986.

Mr. Kitchens brings to the board knowledge and understanding of tax and financial accounting issues. He has lived most of his life in the Midlands of South Carolina, and has a strong knowledge of the business environment in the markets we serve.

Edward J. Tarver, 59, Class II director, has served as our director since 2017. Mr. Tarver co-founded the law firm of Enoch Tarver, P.C. in 2017. He served as the U.S. Attorney for the Southern District of Georgia from November 2009 to March 2017. Prior to serving as a U.S. Attorney, Mr. Tarver was an associate and partner with the Hull Barrett law firm from 1992 to 2009 in Augusta, Georgia. In 1999, he became a partner at Hull Barrett practicing employment discrimination, general civil litigation and public finance law. Mr. Tarver was elected as a Senator in the Georgia General Assembly representing Senate District 22 in 2005 and was re-elected in 2006 and 2008. He has previously served as a director for Georgia Bank and Trust Company, Georgia Lawyers Insurance Company, Southeastern Natural Sciences Academy, and the Georgia Chamber of Commerce. Mr. Tarver served in the U.S. Army as a Field Artillery Officer for seven years, attaining the rank of Captain. He received his B.A. degree from Augusta State University in 1981 and a J.D. degree from the University of Georgia School of Law in 1991.

Mr. Tarver’s experience as a U.S. Attorney and a partner in the legal firm of Hull Barrett, as well as his prior experience on various boards as a director, brings significant organizational and administrative skills to our board of directors. As a U.S. Attorney, he spent considerable time investigating and prosecuting white-collar fraud and cyber-related criminal activity. His legal experience and insights provide our board with important perspective on corporate governance related matters and corporate strategy.

Roderick M. Todd, Jr., 55, Class II director, has served as our director since our merger with DeKalb Bankshares, Inc. in June 2006. Mr. Todd served as a director of DeKalb Bankshares, Inc. and the Bank of Camden, from its inception in 2001 until June 2006. In July 2000, Mr. Todd founded the law firm Roderick M. Todd, Jr. Attorney and Counselor at Law. Formerly, he was a partner in Cooper and Todd, LLP, Attorneys, from 1994 to 2000. Mr. Todd is a graduate of the University of South Carolina and the University of South Carolina School of Law.

Mr. Todd has extensive experience in running and operating his own legal practice in Camden, South Carolina. As a prior director of a start-up community bank, he brings additional insights to our board, relative to community bank operations. He has strong ties to the Camden market, which is a market into which we expanded in 2006 through our acquisition of DeKalb Bankshares, Inc.

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Mitchell M. Willoughby, 71, Class II director, has served as our director since our formation in 1994. On March 17, 2009, Mr. Willoughby was elected to serve as chairman of the board beginning on May 19, 2009. He has lived in Columbia, South Carolina since 1970, has practiced law in the community since 1975, and is a founding member of the law firm, Willoughby & Hoefer, P.A. Mr. Willoughby has previously served as general counsel of the Greater Columbia Chamber of Commerce as well as a member of its board of directors. He served three years with the U.S. Army and over 33 years with the South Carolina Army National Guard, retiring in 2005 in the rank of Brigadier General. He received a B.S. degree in 1969 from Clemson University and a J.D. degree from the University of South Carolina School of Law in 1975.

Mr. Willoughby’s experience as a founding partner in the legal firm of Willoughby & Hoefer, P.A. and over 36 years’ experience in the U.S. Army and the S.C. Army National Guard allows him to bring significant organizational and administrative skills to our board of directors. His legal experience and insights provide our board with important perspective on corporate governance related matters and corporate strategy.

C. Jimmy Chao, 63, Class III director, has served as our director since our formation in 1994. Mr. Chao lives in Lexington, South Carolina, and, since 1987, he has been president of the engineering firm, Chao and Associates, Inc., located in Columbia, South Carolina. He received a M.S. degree in Structural Engineering at the University of South Carolina and completed all of the course requirements for his PhD. Mr. Chao is a member of the American Society of Engineers, the National Society of Professional Engineers and the Society of American Military Engineers. In 2009, he was selected as SC Civil Engineer of the Year by the American Society of Engineers. He holds a Professional Engineer license in South Carolina, North Carolina, Georgia, Alabama, Florida and many other states. He is past chair of the Educational Foundation of Lexington School District One and a member of the University of South Carolina’s Design Review Committee. He serves as an adjunct professor at the University of South Carolina Department of Civil & Environmental Engineering. In 2017, he was appointed by the Governor of South Carolina to the Board of Registration for Engineers and Surveyors.

Mr. Chao has a strong knowledge of the issues facing small business professionals, which is a target market segment for us. He has extensive knowledge of the business environment and the markets we serve.

J. Thomas Johnson, 72, Class III director, has served as vice chair of our board since our merger with DutchFork BancShares in October 2004. From October 2004 until October 2007, Mr. Johnson served as our executive vice president. From 1984 until October 2004, he served as chair and chief executive officer of DutchFork BancShares and Newberry Federal Savings Bank. From 2009 to 2017, Mr. Johnson was President and Chief Executive Officer of Citizens Building and Loan, SSB, in Greer, South Carolina. He is currently retired. Mr. Johnson currently serves on the board as Treasurer of the Greenville Housing fund, which addresses affordable housing needs in Greenville County. Mr. Johnson has been in banking since 1968. He has served as chair of the Community Financial Institutions of South Carolina and formerly served on the board of directors of the South Carolina Bankers Association. He served for 12 years as a member of the board of directors of the Federal Home Loan Bank of Atlanta, representing South Carolina member banks. He is Chair of Palmetto State Growth Fund, which was established to aid economic development in South Carolina. He received a B.S. in Marketing in 1968 from the University of South Carolina. He formerly served on the boards of the Newberry Opera House Foundation, the Central Carolina Alliance, the Central Carolina Community Foundation, and SC Independent Colleges and Universities.

Mr. Johnson has extensive experience as a director, chairman, and CEO of a community bank for 20 years, prior to its acquisition by our company. This experience in community banking, along with serving as a Federal Home Loan Bank of Atlanta director, brings substantial insight to our board as it relates to challenges and issues facing the community banking industry.

E. Leland Reynolds, 64, Class III director, has served as a director since our merger with Savannah River in February 2014. He is the Co-Owner and Vice President, since 1986, of H. G. Reynolds Co, Inc., a regional general contractor specializing in governmental and educational construction. Mr. Reynolds is a graduate of Clemson University, where he received his degree in Building Science. His civic and professional associations include: Clemson University, Aiken Edgefield Economic Development Partnership, and USC Aiken.

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Mr. Reynold’s experience and background as a co-owner and executive of a regional business allows him to bring significant management and leadership skills to our board. He has strong community ties to Aiken, South Carolina and the surrounding markets.

Alexander Snipe, Jr., 67, has served as a Class III director of our board since May 2005. Since September 1992, Mr. Snipe has been the president and chief executive officer of Glory Communications, Inc., which is headquartered in Columbia, and operates radio stations in Columbia, Orangeburg, Sumter, Florence, and Moncks Corner, South Carolina. Prior to forming Glory Communications, Inc., Mr. Snipe was a general sales manager at one of Columbia’s top radio stations for 10 years. He has over 30 years of broadcasting experience, serves on the South Carolina Broadcasters Association board of directors, and is a past president of such Association. He is a former board member of the Columbia Urban League, the William L. Bonner Bible College, The Gospel Heritage Foundation, and the National Association of Broadcasters Radio Board.

Mr. Snipe has significant experience operating a small business since 1992. He is an active community leader and serves several other associations and foundations. He has strong ties to the Midlands of South Carolina and has extensive knowledge of the business environment and the markets we serve.

Information Regarding Our Executive Officers

Biographical information for each of our executive officers is provided below (other than Mr. Crapps). Because Mr. Crapps also serves on our board of directors, we have provided his biographical information above with our other directors.

David K. Proctor, 62, Mr. Proctor has been our executive vice president and chief risk officer since February 2013. Prior to this, he was our senior vice president and senior credit officer since our bank opened for business in 1995. From May 1994 to June 1995, Mr. Proctor was the vice president of credit for Republic Leasing Company. From 1987 to 1994, he held various positions with Republic National Bank in Columbia, South Carolina and was an executive vice president and senior credit officer. Mr. Proctor is a 1979 graduate of Clemson University with a B.S. in business administration.

John Ted Nissen, 57, has been our executive vice president and chief commercial and retail banking officer since February 19, 2013. He also serves as a member of the bank’s Executive Committee. A graduate of Presbyterian College in Clinton South Carolina, Mr. Nissen has over 33 years of experience in the banking industry. He is an active Board member of the Boys and Girls Club and Engenuity SC and currently serves on the Loan Approval Committee for the Business Development Corporation. He is a graduate of Leadership Columbia and past board member of the South Carolina Bankers Association, the Columbia Chamber of Commerce, Midlands Technical College Foundation, and The Cultural Council of Richland & Lexington.

Joseph G. Sawyer, 68, has been our executive vice president and chief financial officer since February 2013. Prior to this, he was our senior vice president and chief financial officer since the bank opened for business in 1995. Prior to joining us, Mr. Sawyer was a senior vice president and general auditor for the National Bank of South Carolina. He is a certified public accountant and a 1973 graduate of The Citadel with a B.A. in political science.

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Proposal No. 2

Non-Binding, Advisory Vote on Compensation of the Named Executive Officers

The rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enable our shareholders to vote to approve, on a non-binding basis, the compensation of our named executive officers. Accordingly, we are asking you to approve the compensation of our named executive officers as described under “Compensation of Directors and Executive Officers” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”).

We seek to align the interests of our named executive officers with the interests of our shareholders. Therefore, our compensation programs are designed to reward our named executive officers for the achievement of strategic and operational goals and the achievement of increased shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We believe that our compensation policies and procedures are competitive and focused on performance and are aligned with the long-term interest of our shareholders.

The proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to express your views regarding the compensation of the named executive officers by voting to approve or not approve such compensation as described in this proxy statement. This vote is advisory and will not be binding on us, the board of directors or the compensation committee. However, we will take into account the outcome of the vote when considering future executive compensation arrangements.

The board of directors believes our compensation policies and procedures achieve this objective and, therefore, recommend shareholders vote “FOR” the proposal through the following resolution:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed in our Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related narrative discussion in the Proxy Statement, is hereby APPROVED.”

If a quorum is present, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

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Proposal No. 3

Advisory, Non-Binding Vote on the Frequency of Approval

of the Compensation of the Named Executive Officers

The Dodd-Frank Act requires that we provide shareholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should conduct an advisory Say-on-Pay vote. Shareholders may indicate whether they would prefer that the we conduct future Say-on-Pay votes every year, every two years, or every three years. Shareholders also may abstain from casting a vote on this proposal.

Our board of directors has determined that a Say-on-Pay vote that occurs once every year is appropriate and, therefore, the board recommends that you vote in favor of conducting an annual Say-on-Pay vote. We believe that a Say-on-Pay vote occurring every year provides our shareholders with the ability to annually evaluate the effectiveness of our overall compensation philosophy, policies and practices and will also permit shareholders to observe and evaluate the effect of any changes to our executive compensation policies and practices that have occurred on an annual basis.

This vote is advisory, which means that it is not binding on us, the board of directors, or the compensation committee. We recognize that our shareholders may have different views as to the best approach and look forward to hearing from you as to your preference on the frequency of the Say-on-Pay vote. Our board of directors and our compensation committee will carefully review the outcome of the Say-on-Frequency vote; however, when considering the frequency of future Say-on-Pay votes, our board of directors may decide that it is in our and the shareholders’ long-term best interest to hold a Say-on-Pay vote more or less frequently than the frequency receiving the most votes cast by our shareholders.

The proxy card provides shareholders with the opportunity to choose among four options—holding the Say-on-Pay vote every year, every two years, every three years, or abstain from voting. Shareholders are not being asked to approve or disapprove the recommendation of the board of directors. If a quorum is present, the frequency of the advisory vote on the non-binding resolution to approve the compensation of our named executive officers receiving the greatest number of votes (every year, every two years, or every three years) will be the frequency that our shareholders recommend. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the votes on this matter.

Our board recommends that you vote for the option of “EVERY YEAR” as the preferred frequency for advisory votes on executive compensation.

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Proposal No. 4

Amendment of Article Three of our Restated Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock from 10,000,000 shares to 20,000,000 Shares

Our board of directors has adopted a resolution recommending that the shareholders approve an Amendment to our Restated Articles of Incorporation to increase the number of authorized shares of common stock, par value $1.00 per share, from 10,000,000 shares to 20,000,000 shares. If the shareholders approve the Amendment, then the Restated Articles of Incorporation will be amended to increase the number of authorized shares of common stock to 20,000,000 shares. The Amendment will become effective upon filing Articles of Amendment with the Secretary of State of the State of South Carolina. The proposed amendment to Article Three of the Restated Articles of Incorporation is set forth as Appendix A to this proxy statement.

Purpose of Increasing the Number of Authorized Shares of Common Stock

Our board of directors believes that it is advisable to have a greater number of authorized shares of common stock available for issuance. We may issue additional common shares under current or future equity compensation plans for our directors, officers, and employees, and in connection with various general corporate programs and purposes. We may also in the future, from time to time, consider acquisitions and mergers as opportunities arise, stock splits, and other public or private financings to provide us with capital, any or all of which any or all of which may involve the issuance of additional shares of common stock or securities convertible into shares of common stock. The additional common shares will

•	give us the flexibility to meet our future needs for unreserved common shares without the expense and delay associated with obtaining shareholder approval to effect an increase in authorized common shares when needed, and

•	enhance our ability to respond promptly to opportunities for increasing our capital levels through public or private offerings of our common stock, acquisitions and mergers, and stock splits.

Principal Effects on Outstanding Common Stock

If the Amendment is approved, the additional authorized shares of common stock may be issued for such consideration, cash or otherwise, at such times and in such amounts as our board of directors may determine without further shareholder approval—except to the extent that shareholder approval is required by applicable laws, rules or regulations.  The authorization of additional shares of common stock will not, by itself, have any effect on the rights of present shareholders. The additional 10,000,000 shares to be authorized will be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding.

The following table illustrates the effect the Amendment would have on the number of shares of common stock available for issuance.

	As of December 31, 2018	If the Amendment is Adopted
Shares of common stock authorized	10,000,000	20,000,000
Shares of common stock issued and outstanding	(7,664,967)	(7,664,967)
Shares of common stock reserved for issuance	(1,089,205)	(1,089,205)
Shares of common stock available for future issuance	1,245,828	11,245,828

(1)	Pursuant to reserves for future issuance under dividend reinvestment plan, employee stock incentive plans, 401(k) plan as well as outstanding warrants and restricted stock.

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At our annual meeting of shareholders held on April 8, 2011, shareholders approved the 2011 First Community Corporation Stock Incentive Plan. There are currently 350,000 shares of common stock authorized under the plan, with 123,375 available for issuance under the plan.

Vote Required; Authority of the Board of Directors to Issue Common Stock

If the Amendment is approved by the affirmative vote of two-thirds of the shares of our common stock outstanding on the record date (the only class of our capital stock outstanding and entitled to vote), the Amendment will become effective if and when we file Articles of Amendment with the Secretary of State of South Carolina. Because this proposal is a “routine” matter, if you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on this proposal. Abstentions will have the effect of a vote AGAINST this proposal.

Approval of the Amendment by the shareholders will not require that the Articles of Amendment to be filed, and our board of directors may decide to delay the filing of the Amendment or abandon and not file the Amendment after shareholder approval. Our board of directors has expressly conditioned its submission of the Amendment to a vote by our shareholders on the board’s right to delay the filing of the Amendment or to abandon and not file the Amendment after shareholder approval. Our board would make any such decision to delay or abandon the filing of the Amendment in the exercise of its fiduciary duties and based on the facts and circumstances known to the board of directors at the time of its decision(s).

The full text of the proposed amendment to our Restated Articles of Incorporation is attached to this proxy statement as Appendix A.

The board unanimously recommends that shareholders vote “FOR” the Amendment to our Restated Articles of Incorporation to increase the number of authorized shares of common stock.

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Proposal No. 5

Ratification of Appointment of the Independent Registered Public Accounting Firm

On March 13, 2019, our Audit and Compliance Committee, which we refer to herein as the audit committee, of the board of directors appointed Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2019. Although we are not required to seek shareholder ratification in the selection of our accountants, we believe obtaining shareholder ratification is desirable. If the shareholders do not ratify the appointment of Elliott Davis, LLC, the audit committee will re-evaluate the engagement of our independent auditors. Even if the shareholders do ratify the appointment, our audit committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interest of our shareholders and the Company. We expect that a representative of Elliott Davis, LLC will attend the meeting and will be available to respond to appropriate questions from shareholders. The representative will also have an opportunity to make a statement if he or she desires to do so.

If a quorum is present, this proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. Because this proposal is a “routine” matter, if you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on this proposal. Abstentions and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

The board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2019.

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Proposal No. 6

Adjournment Proposal

A quorum is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the annual meeting. Holders representing a majority of the outstanding shares of our common stock entitled to vote at the meeting are necessary to constitute a quorum. Shareholders of record who are present at the annual meeting in person or by proxy and who abstain are considered shareholders who are present and entitled to vote, and will count towards the establishment of a quorum. As referenced earlier, broker non-votes, if any, will be included for purposes of determining whether or not a quorum exists.

If a quorum is not present at the annual meeting or if the number of shares of our common stock present in person or represented by proxy and voting in favor of the Amendment is insufficient to approve such proposal, our board of directors may move to adjourn, postpone or continue the annual meeting in order to enable the board to continue to solicit additional proxies in favor of such proposal. In that event, you will be asked to vote only upon the adjournment proposal and any other proposal described in this proxy statement for which, at such time, we have received sufficient votes for approval.

If you submit a proxy form without giving specific voting instructions, the proxies will vote the shares as recommended by the board. However, any proxy form which is signed and specifically marked to vote against the Amendment will not be voted in favor of this adjournment proposal unless the proxy is specifically marked in favor of the adjournment proposal. Because this proposal is a “routine” matter, if you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on this proposal.

If a quorum is present, this proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter.

The board of directors unanimously recommends that you vote your shares “FOR” the adjournment proposal to grant the board of directors the discretionary authority to adjourn, postpone or continue the annual meeting to solicit additional proxies.

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CORPORATE GOVERNANCE

Our board of directors met 13 times during 2018. Each director attended at least 75% of the combined total of meetings of the board and meetings of each committee on which such director served during 2018.

Neither our board nor the nomination and corporate governance committee has implemented a formal policy regarding director attendance at an annual meeting of shareholders, although board members are encouraged to attend the annual shareholders meeting, we recognize that conflicts may occasionally arise that will prevent a director from attending an annual meeting. Ten directors attended our 2018 Annual Meeting of Shareholders.

Our board has determined that a majority of its members are independent as defined by the listing standards of The NASDAQ Stock Market, which we refer to herein as Nasdaq. Specifically, our board of directors has determined that the following directors are independent: Richard K. Bogan, M.D., Thomas C. Brown, C. Jimmy Chao, Anita B. Easter,. J. Thomas Johnson, W. James Kitchens, Jr., E. Leland Reynolds, Alexander Snipe, Jr., Edward J. Tarver, Roderick M. Todd, Jr., and Mitchell M. Willoughby. Our board has determined that if elected, Mss. Layden and Sosebee will each be independent directors.

The board of directors has established a Code of Business Conduct and Ethics that applies to all directors, officers and employees, which may be found on our website at www.firstcommunitysc.com. The information on our website is not part of this proxy statement. We intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, the Code of Business Conduct and Ethics. Shareholders may request a copy of the Code of Business Conduct and Ethics by written request directed to First Community Corporation, Attention: Corporate Secretary, 5455 Sunset Blvd., Lexington, South Carolina 29072.

Shareholders may communicate directly to our board of directors in writing by sending a letter to the board at: First Community Corporation, Attention: Corporate Secretary, 5455 Sunset Blvd., Lexington, South Carolina 29072. All letters directed to the board of directors will be received and processed by the corporate secretary and will be forwarded to the chairman of the nomination and corporate governance committee without any editing or screening.

Board Leadership Structure and Role in Risk Oversight

We are focused on our corporate governance practices and value independent board oversight as an essential component of strong corporate performance to enhance shareholder value. Our commitment to independent oversight is demonstrated by the fact that a majority of our directors are independent. In addition, each member of our board of directors’ audit, compensation, and nominating and corporate governance committees are independent.

Our board of directors believes that it is preferable for one of our independent directors to serve as chairman of the board. Our current chairman, Mitchell M. Willoughby, has been one of our directors since 1994 and is a long-time resident one of our primary market areas. We believe it is the chief executive officer’s responsibility to manage the company and the chairman’s responsibility to guide the board as it provides leadership to our executive management. As directors continue to be faced with more oversight responsibility than ever before, we believe it is beneficial to have separate individuals in the role of chairman and chief executive officer. In making its decision to have an independent chairman, our board of directors considered the time and attention that Mr. Crapps is required to devote to managing our day-to-day operations. By having another director serve as chairman of our board of directors, Mr. Crapps is able to focus more of his attention on running the company. This will also ensure there is no duplication of effort between the chairman and the chief executive officer. We believe this board leadership structure is appropriate in maximizing the effectiveness of board oversight and in providing perspective to our business that is independent from executive management.

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Our audit committee is primarily responsible for overseeing our risk management processes on behalf of the full board of directors. The audit committee focuses on financial reporting risk and oversight of the internal audit process. It receives reports from management at least quarterly regarding our assessment of risks and the adequacy and effectiveness of our internal control systems, as well as reviewing credit and market risk (including liquidity and interest rate risk) and operational risk (including compliance and legal risk). Strategic and reputation risk are also regularly considered by the audit committee. The audit committee also receives reports from management addressing the most serious risks impacting our day-to-day operations. Our director of internal audit reports to the audit committee and meets with the audit committee in executive sessions as needed to discuss any potential risk or control issues involving management. The audit committee reports regularly to the full board of directors, which also considers our entire risk profile. The full board of directors focuses on certain significant risks facing the company and on certain aspects of our general risk management strategy. Management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet our needs.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and persons who own more than 10% of any registered class of our equity securities file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on review of Forms 3, 4 and 5 and any representations made to us, we believe that all such reports for these persons were filed in a timely fashion during 2018.

Committees of the Board

Our board of directors has three standing committees: the audit committee, the compensation committee, and the nomination and corporate governance committee. Each committee serves in a dual capacity as a committee of us and of the Bank.

Audit Committee

The following directors are members of our audit committee: W. James Kitchens, Jr. (Chairman), Richard K. Bogan, Anita B. Easter, Edward J. Tarver and Roderick M. Todd, Jr. Our board of directors has determined that all of these committee members are independent, as contemplated in the listing standards of Nasdaq. Our board has determined that Mr. Kitchens qualifies as an audit committee financial expert under SEC rules. Our audit committee met four times in 2018.

Our audit committee is responsible for reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. Our audit committee approves the independent auditors, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses. Our board of directors has adopted an audit committee charter, which may be found by clicking on the link for “Investors” under the “About” tab on our website at www.firstcommunitysc.com. The charter outlines the audit committee’s responsibilities for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts and may be amended by the board at any time. The audit committee reports its findings to our board of directors.

Compensation Committee

Our compensation committee operates under a written charter adopted by the board of directors and is responsible for developing and making recommendations to the board with respect to our executive compensation policies and for the approval and administration of our existing and proposed executive compensation plans, including determining the contents of our executive compensation plans, authorizing the awards to be made pursuant to such plans and reviewing and approving annually all compensation decisions relating to our executive officers, including the president and chief executive officer and the other executive officers named in the Summary Compensation Table, otherwise referred to as our named executive officers. Our compensation committee met four times during 2018 and reviewed our compensation policies and practices and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us.

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The following directors are members of the compensation committee: Thomas C. Brown (Chairman), Richard K. Bogan, C. Jimmy Chao, E. Leland Reynolds and Roderick M. Todd, Jr. Our board of directors has evaluated the independence of the members of our compensation committee and has determined that each member of our compensation committee meets the definition of an “independent director” under Nasdaq standards and qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Our board of directors has adopted a compensation committee charter, which may be found by clicking on the link for “Investors” under the “About” tab on our website at www.firstcommunitysc.com. Our compensation committee is responsible for reviewing and recommending to the board of directors the compensation of directors and the chief executive officer. The compensation committee annually reviews the other executive officers’ performance and approves their compensation packages, including base salary level, incentive compensation plan, equity plans, and any special or supplemental benefits. Our chief executive officer annually evaluates the performance of each of the other executive officers and recommends compensation packages for each of them to the compensation committee. The compensation packages for the remaining non-executive employees is determined by individual supervisors in conjunction with the bank’s chief human resources officer and based on criteria included in the bank’s overall budget, which is approved annually by our board of directors.

The compensation committee has authority with respect to:

•	Annually reviewing the form and amount of director compensation and recommend compensation packages to the board.

•	Annually reviewing employee compensation strategies; benefit plans including insurance and retirement plans, and equity programs.

•	Approving officer title designations/promotions.

•	Appointing trustees to oversee our 401(k) plan.

•	Annually evaluating our chief executive officer’s performance as it compares to our goals and objectives, providing feedback to him on his performance, and recommending to the board his compensation package, including base salary level, incentive compensation plan, equity plans, and any special or supplemental benefits (during such voting and deliberations, the chief executive officer is not present).

•	Annually reviewing the other executive officers’ performance and approving their individual compensation packages, including base salary level, incentive compensation plan, equity plans, and any special or supplemental benefits.

•	Reviewing and making recommendations to our board concerning employment agreements, severance agreements, change in control agreements, as well as any supplemental benefits.

•	Overseeing all incentive plans and considering methods of creating incentives for management to achieve sustained growth in earnings and shareholder value and the retention of key management personnel. This may include annual cash incentive plans, long-term incentive plans, equity plans, as well as any special supplemental benefits. The compensation committee makes a recommendation to the board concerning the design structure of such plans.

•	Ensuring that our incentive compensation programs do not encourage unnecessary and excessive risk taking that would threaten our value or the integrity of our financial reporting.
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•	Retaining or obtaining the advice of a compensation consultant, legal counsel or other advisor, after compliance with Nasdaq listing Rule 5605(d)(3).

•	Serving as the stock committee or stock sub-committee and, as such, approving awards under our stock option plan and other equity plans.

•	Approving our annual report on executive compensation and directors’ fees for inclusion in our proxy statement.

•	Approving the annual committee report for inclusion in our proxy statement, if required.

•	Reporting annually to the board on succession planning for the chief executive officer (the board considers and evaluates potential successors to the office of chief executive officer).

•	Reporting its activities and recommendations to the board of directors at any regular or special meeting of the board.

•	Annually reviewing its charter and presenting it to the board for approval.

Role of Our Compensation Consultant

We periodically engage an external national compensation consulting firm to provide independent compensation consulting services for regarding our director and executive management compensation. McLagan reported directly to the compensation committee and to assist with accumulation and analysis of the peer group data. The last time the company engaged such firm was its engagement of McLagan, an Aon Hewitt company (“McLagan”) in 2016, to provide data to assist in establishing executive compensation for 2017. It is anticipated that we will engage an external compensation consulting firm every three years.

The following consulting services were provided to the compensation committee in 2016 by McLagan:

•	Assisted the compensation committee in reviewing our compensation philosophy.
•	Revised our compensation peer group of publicly-traded financial institutions.
•	Reviewed the competitiveness of the compensation elements of our top executives, including base salary, annual incentive or bonus, long-term incentives (stock options and restricted stock), all other compensation, and changes in retirement benefits as compared to that of the customized peer group.
•	Reviewed the competitiveness of our director compensation elements as compared to that of the customized peer group.
•	Performed an analysis on director stock ownership guidelines as compared to that of the customized peer group.
•	Recommended and made observations regarding the potential alignment of our executive compensation practices with our overall business strategy and culture relative to the market as defined by the peer group. This included a review of the current performance-based programs with respect to the annual cash incentives and annual equity grants and making observations and recommendations on the plan design.
•	Provided education to the compensation committee regarding industry compensation trends.

The consulting firm is available to the compensation committee and the executive vice president of human resources for ongoing consultation relative to compensation issues.

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Selected Peer Review and Compensation Committee Functions

A primary role of the compensation committee is to analyze the competitiveness of, and the structure and amounts of annual base salary, annual cash awards and long-term equity awards, where applicable, to be paid to our executives. The compensation committee also structures and monitors our equity-based compensation plans and employment agreements with its executive officers which include, among other things, provisions relating to executives in the event of a change in control of the company. In order to gauge the competitiveness of our executive compensation level, the compensation committee may analyze market data regarding annual base salary, annual cash bonus awards and long-term equity incentive awards paid by certain companies in what the compensation committee considers the company’s “primary competitor group,” which includes a selected group of peer banks within Virginia, Tennessee, North Carolina and South Carolina.  In 2016, McLagan helped us accumulate and analyze peer group data and the banks most recently selected were selected because they were of the same approximate size of the company.

In 2016, the compensation committee, with assistance from McLagan, reviewed executive compensation of a group of peers with assets between $500 million and $1.5 billion. The specific members of this peer group were as follows:

Name	Ticker	Name	Ticker
Carolina Financial Corporation	CARO	Reliant Bancorp	RBNC
First South Bancorp (which has since been acquired)	FSBK	Old Point Financial Corp	OPOF
First Farmers Merchants Corp	FFMH	Select Bancorp Inc	SLCT
Southern First Bancshares Inc	SFST	First National Corp	FXNC
Access National Corp	ANCX	F&M Bancorp	FMBM
National Bankshares Inc	NKSH	Eagle Financial Services Inc	EFSI
Colony Bankcorp Inc.	CBAN	Highlands Bancshares Inc	HLND
Southern Natl Bancorp	SONA	Virginia Natl Bkshs Corp	VABK
Peoples Bancorp of NC	PEBK	Bank of James Finl Grp Inc.	BOTJ
Smart Financial Inc	SMBK	Uwharrie Capital Corp	UWHR

The assembled data was reviewed by our chief executive officer and our executive vice president of human resources and, with respect to each of the top executive officer positions, compared for the scope of responsibilities of the position within the company to the equivalent responsibilities of positions within the companies included in the survey data. The compensation committee then compared our compensation and benefits practices with those of the banks included in the survey data and took the results into account when establishing compensation guidelines and recommendations for executives in establishing 2017 compensation.  In determining each executive’s base salary and annual cash bonus opportunity, the compensation committee considered those two elements together, as well as other factors, in order to set an appropriate level of total annual cash compensation. In general, the compensation committee seeks to give each executive the opportunity to earn an annual cash bonus that, if earned and when combined with the executive’s base salary, would result in total annual cash compensation to the executive that is competitive with the market data provided by the surveys.  Consideration of compensation structures among the selected primary competitor group was only one of the tools used by the compensation committee to assess competitive compensation and to determine appropriate compensation amounts and structures for the company’s executive officers. In order to attract, retain and incentivize executive officers of the company, the compensation committee may, in its discretion and judgment, determine that it is in the best interest of the company to negotiate compensation packages that vary significantly from the compensation levels and incentive structures at competitors. For 2017, our total executive compensation ranged from the 60th to the 90th percentile of the 2015 compensation levels reflected in the 2016 data referenced above for our selected primary competitor group of similar banking organizations. Since 2017, we have attempted to remain within this 60th to the 90th percentile of the 2015 compensation levels.

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Compensation Committee’s Relationship with its Independent Compensation Consultant

Our compensation committee considered the independence of McLagan in accordance with SEC rules and Nasdaq listing standards. The compensation committee requested and received a report from McLagan addressing the independence of McLagan and its senior advisors. The following factors were considered: (1) other services provided to us by McLagan; (2) fees paid by us as a percentage of McLagan’s total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors and a member of the compensation committee; (5) any company stock owned by the senior advisors; and (6) any business or personal relationships between our executive officers and the senior advisors. Our compensation committee discussed these considerations and concluded that the work performed by McLagan and McLagan’s senior advisors involved in the engagements did not raise any conflict of interest.

Nomination and Corporate Governance Committee

The following directors are members of the nomination and corporate governance committee: Roderick M. Todd, Jr. (Chairman), C. Jimmy Chao, Alexander Snipe, Jr. Anita B. Easter and Edward J. Tarver. The nomination and corporate governance committee is comprised entirely of independent directors as prescribed by Nasdaq listing standards. This committee met two times during 2018.

The board of directors has adopted a nomination and corporate governance committee charter, which may be found by clicking on the link for “Investors” under the “About” tab on our website at www.firstcommunitysc.com. The charter provides that the responsibilities of the committee include:

•	reviewing the qualifications and independence of the members of the board and its various committee assignments;

•	evaluating incumbent directors in determining consideration for reelection;

•	recommending board nominees for election;

•	providing guidance on board and corporate governance issues; and

•	considering director candidates recommended by shareholders who submit nominations in accordance with our bylaws.

Shareholders who submit candidates for nomination must deliver nominations in writing to our corporate secretary of no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, seven days after notice of the special meeting is given to shareholders. Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the SEC’s proxy rules, had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

The nomination and corporate governance committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the nomination and governance committee members consider and discuss diversity, among other factors, with a view toward the needs of the board of directors as a whole. The nomination and governance committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to board heterogeneity, when identifying and recommending director nominees. The nomination and governance committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee’s goal of creating a board of directors that best serves the needs of the company and the interests of its shareholders.

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In evaluating such director recommendations, the committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our board of directors. Under these criteria, members of the board of directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards, and broad experience at the policy-making level in business, government, education, technology or public interest. Directors should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of our shareholders.

The committee uses a variety of methods for identifying and evaluating nominees for director. The committee regularly assesses the appropriate size of the board of directors, and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the committee considers various potential candidates for director. Candidates may come to their attention through current members of the board, shareholders, or other persons. These candidates are evaluated at regular or special meetings of the board, and may be considered at any point during the year. The committee considers properly submitted shareholder recommendations for candidates. In evaluating such recommendations, the committee uses the qualifications and standards discussed above, and it seeks to achieve a balance of knowledge, experience and capability on the board of directors.

Report of the Audit Committee

Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with accounting principles generally accepted in the U.S. and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In this context, the audit committee has met and held discussions with management and Elliott Davis, LLC, our independent auditors in 2018 and 2017, in discharging its oversight responsibility as to the audit process, the audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditors their independence from the company and its management. The audit committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of our internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The audit committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

The audit committee reviewed and discussed with the independent auditors all communications required by Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The audit committee also discussed the results of the internal audit examinations.

The committee reviewed and discussed the audited consolidated financial statements of the company as of and for the year ended December 31, 2018 with management and the independent auditors.

Based on the above-mentioned review and discussions with management and the independent auditors, the audit committee recommended to the board that our audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC. On March 14, 2019, the committee appointed Elliott Davis, LLC as our independent auditors for 2019.

The report of the audit committee is included herein at the direction of its members: Mr. Kitchens (Chairman), Dr. Bogan, Mrs. Easter, Mr. Tarver and Mr. Todd.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation of Directors and Executive Officers

General Compensation Philosophy

Our compensation committee has determined that we, as a performance-driven business, should reward financial results with appropriate compensation. The compensation committee’s strategy for carrying out this philosophy is to seek to link executive compensation with our financial performance and, at the same time, to be sensitive to external market factors which might affect such performance but be outside the control of the company’s executives. The compensation committee recognizes the importance of maintaining compensation and benefits at competitive levels designed to attract and retain talented executives. The compensation committee has typically included annual equity award grants as an element of executive compensation and may consider implementation of additional equity awards grants in the future as a component of executive compensation. The compensation committee believes that equity-based compensation aligns the long-term interests of employees with those of our shareholders. In determining whether to make equity award grants in the future, the compensation committee will consider the recommendations of the chief executive officer regarding the granting of equity awards for our key executives, other than our chief executive officer. In determining appropriate equity-based compensation awards for our executives, the compensation committee anticipates that it will generally focus on our current performance, the current performance and achievements of our executives, and the executive’s present and potential future contribution to our success.

Executive Compensation

The following table shows the compensation we paid for the years ended December 31, 2018 and 2017 to our chief executive officer and president and the two most highly compensated other executive officers who earned over $100,000 for the year ended 2018, which we refer to herein as our named executive officers.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Award(1) ($)	Option Award ($)	Non-Equity Incentive Plan Compensation(2) ($)	Non-qualified Deferred Compensation Earnings(3) ($)	All Other Compensation (4) (5) (6) ($)	Total ($)
Michael C. Crapps,	2018	$410,117	$—	$88,738	$—	$91,021	$102,693	$14,072	$706,641
President and Chief Executive Officer	2017	394,343	19,720	17,221	—	37,501	97,694	13,684	580,163
David K. Proctor,	2018	223,000	13,835	32,445	—	32,995	57,573	11,130	370,978
Executive Vice President and Chief Credit Officer	2017	216,300	10,815	6,297	—	13,711	54,770	10,462	312,355
J. Ted Nissen,	2018	238,000	14,766	34,500	—	35,214	38,264	12,861	373,605
Executive Vice President and Chief Banking Officer	2017	230,000	11,500	6,603	—	14,580	36,401	12,736	311,820

(1)	This represents the value of restricted shares issued under the terms of our equity incentive plan. The restricted shares cliff vest at the end of three years. The grant date fair value of the restricted stock grants shown above equals $21.72 and $20.38 in 2018 and 2017, respectively, in accordance with FASB ASC Topic 718. See discussion of assumptions used in the valuation of the stock awards in Note 17, “Stock Options and Restricted Stock” in the “notes to the consolidated Financial Statements” included within the Annual Report on Form 10-K for the year ended December 31, 2018.
(2)	The amount represents the total cash payout under the terms of our equity incentive plan.
(3)	Amounts reflect the change in the present value of benefits attributable to named executive officers for the applicable compensation, as calculated under non-qualified retirement benefit plans.
(4)	The amount for all Other Compensation includes the following:
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		401(k) Match	Country Club Dues	Life Insurance Premiums	Total
Michael C. Crapps	2018	$10,800	$1,155	$2,117	$14,072
	2017	$10,800	$1,103	$1,781	$13,684
David K. Proctor	2018	$8,875	$1,155	$1,100	$11,130
	2017	$8,610	$1,103	$749	$10,462
J. Ted Nissen	2018	$10,509	$1,155	$1,197	$12,861
	2017	$10,519	$1,103	$1,114	$12,736

Annual Cash Incentive Awards and Discretionary Bonus Awards

Performance-Based Annual Cash Incentive Awards

Our compensation committee adopted the 2017 Management Incentive Plan for Key Executives to provide for the payment of cash bonuses to our named executive officers upon our achievement of certain plan criteria goals during 2018.  The plan was designed to be consistent with our philosophy that executive compensation should be linked with our financial performance. In order for any bonus to be paid to any executive officer under the plan, we had to achieve at least 80% of budgeted net income for the year and maintain a specified regulatory rating.  Upon meeting certain goals for return on average assets, efficiency ratio, net interest margin, loan portfolio growth and deposit growth, the executive officers are eligible to receive a 20% cash payout at the target and a maximum of 30%. The chief executive officer is eligible to receive 30% at the target level and 45% at the maximum level. Payouts are pro-rated if actual results fall between the threshold, target and maximum levels.

The following sets forth the pre-established performance goals for which the annual cash incentive awards for the year ended December 31, 2018 were based:

	Weight as percent of Salary	Threshold	Target	Maximum	Actual Earned	Actual Performance Compared to Measures
CEO – total opportunity		0%	30%	45%	22.19%
All Other NEO’s – total opportunity		0%	20%	30%	14.80%
Return on average assets(1)	25%	35th percentile	50th percentile	75th percentile		35th percentile
Efficiency ratio(1)	15%	35th percentile	50th percentile	75th percentile		50th percentile
Net interest margin(1)	15%	35th percentile	50th percentile	75th percentile		30th percentile
Loan portfolio growth(2)	30%	97% of budget	Budget	105% of budget		102.4% of budget
Pure deposit growth(2) (3)	15%	97% of budget	Budget	105% of budget		104.4% of budget

(1)	Performance compared to peer group. Data is compiled from each of the peer group institutions 2018 regulatory reports as reported publically.
(2)	Base on internal 2018 budget.
(3)	Pure deposits include total deposits less certificates of deposits.

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Actual cash incentive payout amounts are disclosed in the Summary Compensation Table included in this proxy statement.

The size of the total potential bonus pool available under the plan increased as our profitability increased, subject to the maximum aggregate cash bonus amount of $1,685,350 to all executive officers including the named executive officers. The aggregate cash bonus amount is based on 15% of net income.

Annual Discretionary Cash Bonuses

Because of the company’s record net income and earnings per share for the year ended December 31, 2018, the compensation committee awarded a discretionary bonus to each of the named executive officers, other than Mr. Crapps, in the amount of 6.2% of their 2018 salary. This discretionary cash bonus was paid in March 2019 and is included in the Summary Compensation Table.

Long-Term Equity Compensation Awards

Our compensation committee believes that the primary benefit to the company of long-term awards is to motivate our named executive officers to increase shareholder value and ensure adequate executive retention through the grant of long-term compensation awards, particularly restricted stock and restricted stock unit awards.   Under our equity incentive award plans, we also may grant awards in the form of other equity and performance-based incentives, as may be deemed appropriate by the compensation committee from time to time. The compensation committee has the ability to alter the cash and equity incentive plans and modify the pay-outs if in their sole discretion it is warranted. This would include the ability to modify or cancel restricted stock vesting dates.

In 2018, the compensation committee, in its discretion, granted restricted stock or restricted stock units to the named executive officers based on our achievement of certain performance goals during the three-year period ended December 31, 2017, including total shareholder return, return on average equity, and net interest margin. The grant date fair values of the restricted stock are disclosed in the Summary Compensation Table included in this proxy statement.

Named Executive Officer Employment Agreements

Chief Executive Officer

Michael C. Crapps. On December 8, 2015, we entered into an amended and restated employment agreement with Mr. Crapps as president and chief executive officer of the company and the bank. The parties entered into the amended and restated employment agreement to amend Mr. Crapps’ existing employment agreement to ensure documentary compliance with Section 409A of the Internal Revenue Code.

Unless terminated earlier according to provisions in the employment agreement, the agreement provides a three-year term of employment and at the end of each day during the term of employment the term of the agreement is automatically extended for an additional day so that the remaining term continues to be three years, except that either party can give the other party written notice of and fix the term to a finite term of three years from the date of the written notice.

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The base salary for Mr. Crapps is subject to annual review by our board of directors and may be increased. Under his agreement, Mr. Crapps is eligible to receive bonuses if he meets the goals set forth annually for him by our long-term equity incentive program and for the grant of stock options, restricted stock and other similar awards.

Mr. Crapps is provided with a country club membership as well as a life insurance policy for the benefit of his spouse and heirs. Mr. Crapps is also entitled to participation in our retirement, health, welfare and other benefit plans and programs applicable to employees generally or to senior executives.

The employment agreement provides that, if we terminate Mr. Crapps’ employment without cause, subject to the possibility of a six-month delay, on the 60th day after the date of termination, we will pay Mr. Crapps compensation in an amount equal to twice the amount of his then current monthly base salary and thereafter on the first day of the month for the next 22 months compensation in an amount equal to 100% of his then current monthly base salary, plus any bonus earned or accrued through the date of termination.

The employment agreement contains provisions relating to non-solicitation of customers and personnel and non-competition during the term of employment and the two years thereafter, as well as a provision relating to the protection of confidential information.

Payments to our Chief Executive Officer upon a Change in Control

•	After a change in control and regardless of whether Mr. Crapps remains employed by the company or its successor, we will pay Mr. Crapps an amount equal to three times the then current annual base salary as well as any bonus earned through the date of change in control, and we will remove any restrictions on outstanding incentive awards so that all such awards vest immediately.

•	If Mr. Crapps’ employment is terminated without cause within two years following a change in control,

o	Mr. Crapps may continue participation in our group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). If Mr. Crapps elects COBRA coverage for group health coverage, he will be obligated to pay only the portion of the full COBRA cost of the coverage equal to an active employee’s share of premiums for coverage for the respective plan year and, on the 60th day after the date of termination following a change in control, we will pay Mr. Crapps compensation in an amount equal to six times the amount of the initial monthly portion of our share of such COBRA premiums; provided, however, that such benefits will be eliminated if and when Mr. Crapps is offered Affordable Care Act compliant group health coverage from a subsequent employer.

o	To the extent that “portable” life insurance coverage is offered under our life insurance programs and after such termination Mr. Crapps continues to pay for “portable” life insurance coverage that was provided by the company immediately prior to such termination, we will reimburse the life insurance premiums paid by Mr. Crapps with respect to such life insurance coverage with respect to the two-year period ending immediately after such termination.

In the event that our independent accountants acting as its auditors on the date of a change in control determine that the payments provided for in the employment agreement constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, then the compensation payable under the employment agreement will be reduced to an amount the value of which is $1.00 less than the maximum amount that could be paid to Mr. Crapps without his compensation being treated as “excess parachute payments” under Section 280G.

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Other Named Executive Officers

David K. Proctor and John Ted Nissen. On December 8, 2015, we entered into amended and restated employment agreements with David K. Proctor, as executive vice president and chief credit officer of the company and the bank, and John Ted Nissen as executive vice president and chief commercial and retail banking officer. The parties entered into the amended and restated employment agreements to amend their existing employment agreements to ensure documentary compliance with Section 409A of the Internal Revenue Code.

Each employment agreement provides for an initial term of three years, to be extended automatically each day for an additional day so that the remaining term of the agreement will continue to be three years. The term may be fixed at three years without extension by notice of either party to the other. The term of each agreement is currently three years. Each employment agreement provides for an annual salary that is reviewed annually and may be increased from time to time. Messrs. Proctor and Nissen are also eligible to receive annual payments based upon achievement criteria established by the board of directors.

Each employment agreement provides that, if we terminate the executive’s employment without cause, subject to the possibility of a six-month delay, on the 60th day after the date of termination, we will pay the executive compensation in an amount equal to twice the amount of his then current monthly base salary and thereafter on the first day of the month for the next 10 months compensation in an amount equal to 100% of his then current monthly base salary, plus any bonus earned or accrued through the date of termination. Each employment agreement contains provisions relating to non-solicitation of customers and personnel and non-competition during the term of employment and the two years thereafter, as well as a provision relating to the protection of confidential information.

Payments upon a Change in Control

Under each employment agreement with Messrs. Proctor and Nissen,

•	after a change in control and regardless of whether the executive remains employed by the company or its successor, we will pay the executive an amount equal to two times the then current annual base salary as well as any bonus earned through the date of change in control, and we will remove any restrictions on outstanding incentive awards so that all such awards vest immediately.

•	If the executive’s employment is terminated without cause within two years following a change in control,

o	the executive may continue participation in our group health plan pursuant to COBRA. If the executive elects COBRA coverage for group health coverage, he will be obligated to pay only the portion of the full COBRA cost of the coverage equal to an active employee’s share of premiums for coverage for the respective plan year and, on the 60th day after the date of termination following a change in control, the company will pay the executive compensation in an amount equal to six times the amount of the initial monthly portion of our share of such COBRA premiums; provided, however, that such benefits will be eliminated if and when the executive is offered Affordable Care Act compliant group health coverage from a subsequent employer.

o	To the extent that “portable” life insurance coverage is offered under our life insurance programs and after such termination the executive continues to pay for “portable” life insurance coverage that was provided by the company immediately prior to such termination, we will reimburse the life insurance premiums paid by the executive with respect to such life insurance coverage with respect to the two-year period ending immediately after such termination.
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Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of shares covered by both exercisable and non-exercisable options and stock awards owned by the individuals named in the Summary Compensation Table as of December 31, 2018, as well as the related exercise prices and expiration dates. Options and stock awards are granted pursuant to our equity incentive plan.

Outstanding Equity Awards at December 31, 2018

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael C. Crapps								11,647	$226,403
David K. Proctor								4,248	$82,539
John Ted Nissen								4,442	$86,308

(1)	Equity incentive plan awards granted in 2018 cliff vest over a three-year period. The following amounts vest on February 17, 2019, February 22, 2020 and February 27, 2021, respectively: Mr. Crapps; 6,716, 845 and 4,086; Mr. Proctor; 2,445, 309 and 1,449; Mr. Nissen; 2,350, 324 and 1,588.

Option Exercises and Stock Vested

There were no stock options exercised by any named executive officers during the year ended December 31, 2018.

Certain Retirement and Salary Continuation Benefits

We have established the First Community Bank, Profit Sharing Plan, a qualified 401(k) defined contribution plan, pursuant to which we make matching and discretionary contributions on behalf of the each of the executive officers. We also maintain and pay premiums on behalf of each executive officer under a life insurance plan and provide partial payment of premiums for medical benefits if the executive officer so elects.

We have entered into salary continuation agreements with Messrs. Crapps, Proctor, and Nissen. The salary continuation agreements provide for an annual supplemental retirement benefit to be paid to each of the executives, commencing at the specified normal retirement age and payable in monthly installments for a prescribed number of years. Each executive will receive this benefit if his employment is terminated following a change in control (as defined in each executive’s employment agreement).

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If the executive dies after a separation of service but before his annual supplemental benefit commences, the executive’s benefit will be paid to his beneficiaries, beginning with the month following the bank’s receipt of a copy of the executive’s death certificate. If the executive dies after his benefit has commenced, the remaining benefits will be paid to the executive’s beneficiaries at the same time and in the same amounts that would have been distributed to the executive had he survived. If the executive dies during active service, 100% of his accrual balance (as defined in the salary continuation agreement) will be paid in a lump sum to his beneficiaries.

If the executive experiences a disability that results in a separation of service prior to the normal retirement age, the executive will be entitled to 100% of his accrual balance determined as of the end of the plan year preceding termination.

If the executive is terminated without cause (as defined in each executive’s employment agreement), the executive is entitled to 100% of his accrual balance determined as of the end of the plan year preceding such termination. This benefit is determined by vesting the executive in 10% of the accrual balance at the end of the first plan year, and an additional 10% of such amount at the end of each succeeding year thereafter until the executive becomes 100% vested in the accrual balance.

To offset the annual expense accruals for the benefits payable to the executives under the salary continuation agreements, the bank acquired bank-owned life insurance (“BOLI”). It is anticipated that the BOLI will provide full cost recovery of the benefits paid to the executives under the salary continuation agreements upon their deaths.

The foregoing summary of the material features of the salary continuation agreements for Messrs. Crapps, Proctor, and Nissen is qualified in its entirety by reference to the provisions of the agreements, the form of which is attached as Exhibit 10.1 to our Form 8-K filed with the SEC on August 3, 2006.

See also the discussion under “Named Executive Officer Employment Agreements” in this proxy statement.

Director Compensation

During the year ended December 31, 2018, the chairman of the board received a $12,500 retainer and $1,350 for attendance at each board meeting while chairpersons of the compensation committee and the audit committee received $9,500 as an annual retainer and the chairperson of the nomination and corporate governance committee received $9,000 as an annual retainer. The remaining outside directors received a retainer in the amount of $7,500 and fees of $1,000 for attendance at each board meeting and $400 for attendance at each committee meeting. The chairman of the board does not receive fees related to committee meetings. Mr. Crapps, as an employee of the company, does not receive any board fees. He is not listed in the table below because his compensation as a named executive officer is described above in this proxy statement.

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The following is a summary of the compensation paid to directors (other than Mr. Crapps) for 2018.

	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Richard K. Bogan	$25,000	$5,000	—	—	—	—	$30,000
Thomas C. Brown	21,780	5,000	—	—	—	—	26,780
C. Jimmy Chao	26,300	5,000	—	—	—	—	31,300
Anita B. Easter	21,500	5,000	—	—	—	—	26,500
George H. Fann, Jr., D.M.D.(3)	19,100	5,000	—	—	—	—	24,100
J. Thomas Johnson(4)	22,900	5,000	—	—	—	30,000	57,900
W. James Kitchens, Jr.	26,500	5,000	—	—	—	—	31,500
E. Leland Reynolds	24,900	5,000	—	—	—	—	29,900
J. Randolph Potter(5)	24,700	5,000	—	—	—	18,000	47,700
Alexander Snipe, Jr.	24,900	5,000	—	—	—	—	29,900
Edward J. Tarver	18,655	5,000	—	—	—	—	23,655
Roderick M. Todd, Jr.	26,400	5,000	—	—	—	—	31,400
Mitchell M. Willoughby	30,050	5,000	—	—	—	—	35,050

(1)	We have implemented a director deferred compensation plan whereby the director can elect to defer all or any part of any annual retainer or monthly meeting fee payable to the director in respect of the following calendar year for service on the board of directors or a committee of the board. The director receives units of common stock for the amounts deferred under the plan, and the units can be exchanged for common stock when the director retires. The amounts reflected in this column include the deferred amounts.
(2)	On February 17, 2017, each non-employee director was granted 245 shares of restricted stock as part of the overall board compensation plan. The shares were valued at $20.38 per share. The shares were fully vested on January 1, 2018. The value of restricted stock grants shown above equals the grant date fair value in accordance with FASB ASC Topic 718. As of December 31, 2018, each non-employee director had an aggregate of 248 shares of unvested restricted stock outstanding (which were granted to such directors in February 2018 and vested on January 1, 2019) and no options outstanding.
(3)	Dr. Fann, who had served on our board since our formation in 1994, passed away on August 7, 2018 after a valiant fight against cancer, and thus his compensation is for a partial year. All of Dr. Fann’s previously deferred shares were distributed upon his death in August 2018.
(4)	In connection with Mr. Johnson’s prior employment with us, we entered into a supplemental executive retirement agreement with Mr. Johnson. If Mr. Johnson dies after his benefit has commenced, the remaining benefits will be paid to his beneficiaries at the same time and in the same amounts that would have been distributed to him had he survived. Pursuant to the supplemental executive retirement agreement, Mr. Johnson is entitled to receive $30,000 annually for 17 years, beginning in October 2009. Mr. Johnson was paid $30,000 for the year ended December 31, 2018 under the terms of his supplemental executive retirement agreement.
(5)	Mr. Potter entered into a consulting agreement with us on May 17, 2016, primarily to provide business development support in the Greenville market as well as to provide input into certain credit decisions throughout the bank. The agreement originally was for a 12-month term and was extended for an additional 12 months in 2017. The agreement terminated in June 2018. Mr. Potter was compensated for these services at $3,000 per month, which is reflected in the above table.

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The following table summarizes the fee amounts deferred for each director electing all or partial deferral.

Name	Fees Deferred and Dividend Allocation ($)(1)	Accumulated Share Units (#)(1)	Accumulated Share Units Since Inception(1)
Richard K. Bogan	8,105	352	20,481
C. Jimmy Chao	39,989	1,768	30,576
J. Thomas Johnson	3,595	156	9,080
W. James Kitchens, Jr.	3,327	144	8,402
Alexander Snipe, Jr	33,727	1,496	27,291
Mitchell M. Willoughby	18,790	864	16,038
J. Randolph Potter	25,360	1,123	3,112

(1)	The “Fees Deferred and Dividend Allocation” column reflects the amount of deferred fees for the year ended December 31, 2018. Units of common stock are credited to the director’s account at the time such compensation would otherwise have been payable absent the election to defer equal to (i) the otherwise payable amount divided by (ii) the fair market value of a share of common stock on the last trading day preceding the credit date. The amounts reflected in the “Accumulated Share Units” column reflect the number of units of common stock accumulated during the year ended December 31, 2018, including dividend allocations, and the amounts reflected in the “Accumulated Share Units Since Inception” column reflect the number of units of common stock accumulated since the director began deferring annual retainer and monthly board and committee fees, including dividend allocations. In general, the director’s vested account balance will be distributed in a lump sum of common stock on the 30th day following cessation of service from the board, including cessation of service as a result of death or disability.
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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us with respect to beneficial ownership of our common stock as of March 20, 2019 for (i) each director and nominee, (ii) each holder of 5.0% or greater of our common stock, (iii) our named executive officers, and (iv) all executive officers and incumbent directors as a group. Unless otherwise indicated, the mailing address for each beneficial owner is care of First Community Corporation, 5455 Sunset Boulevard, Lexington, South Carolina, 29072.

Name	Number of Shares Owned(1)	Right to Acquire(2)	% of Beneficial Ownership(3)
Named Executive Officers
Michael C. Crapps	68,581	—	.89%
David K. Proctor	27,707	—	.36%
John Ted Nissen	25,840	—	.34%
Directors and Director Nominees
Richard K. Bogan	3,957	—	.05%
Thomas C. Brown	24,982	7,740	.43%
C. Jimmy Chao	38,096	—	.50%
Anita B. Easter	20,331	—	.27%
W. James Kitchens, Jr.	27,064	8,600	.46%
Mickey Layden (nominee)	—	—	—
J. Thomas Johnson	32,107	—	.42%
J. Randolph Potter	14,807	—	.19%
E. Leland Reynolds	22,765	—	.30%
Edward J. Tarver	978	—	.01%
Alexander Snipe, Jr.	6,499	—	.08%
Jan Sosebee (nominee)	—	—	—
Roderick M. Todd, Jr.	8,629	—	.11%
Mitchell M. Willoughby	42,356	4,300	.61%
All executive officers and directors as a group (18 persons)	414,078	21,070	5.66%
Greater than 5% Shareholders
Manulife Asset Management (US) LLC, et al (4)	558,091	—	7.28%
RMB Capital Holdings LLC(5)	593,953	—	7.75%

(1)	Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock beneficially owned.
(2)	Includes shares that may be acquired within the next 60 days as of March 20, 2019 by exercising vested stock options, but does not include any unvested stock options. On December 16, 2012, we sold 2,500 units to certain accredited investors, including our directors and executive officers, with each unit consisting of a subordinated note and a warrant to purchase 43 shares of our common stock at an exercise price equal to $5.90 per share. Warrants for 97,180 common shares remain outstanding and are exercisable at any time and expire December 16, 2019. Outstanding warrants issued to directors and executive officers are included in the table.
(3)	For each individual, this percentage is determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any warrant or options. The calculations are based on 7,664,967 shares of common stock outstanding on March 20, 2019.
(4)	Based solely on information set forth in a Schedule 13G/A filed with the SEC on February 14, 2019 by Manulife Asset Management (US) LLC and certain related entities. Manulife Asset Management (US) LLC beneficially owned 558,091 shares of common stock as of December 31, 2018, with sole voting power over 558,091 shares and sole dispositive power over 558,091 shares. The address of Manulife Asset Management (US) LLC is 197 Clarendon Street, Boston, Massachusetts 02116.
(5)	Based on information set forth in a Schedule 13G/A filed with the SEC on February 14, 2019 by RMB Capital Holdings, LLC and certain related entities. RMB Capital Holdings, LLC beneficially owned 593,953 shares of common stock as of December 31, 2018, with shared voting power over 593,953 shares and shared dispositive power over 593,953 shares. The address of RMB Capital Holdings is 115 S. LaSalle Street, 34th Floor, Chicago, Illinois 60603.
32

Certain Relationships and Related Transactions

The bank has had, and expects to have in the future, loans and other banking transactions in the ordinary course of business with directors (including our independent directors) and executive officers of the company and its subsidiaries, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. These loans are made on substantially the same terms (including interest rates and collateral) as those available at the time for comparable transactions with persons not related to the bank and did not involve more than the normal risk of collectability or present other unfavorable features.

In addition, our bank is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

The aggregate dollar amount of loans outstanding to directors and executive officers of the bank was approximately $5.9 million at March 20, 2019

We have adopted a Code of Business Conduct and Ethics that contains written procedures for reviewing transactions between the company and its directors and executive officers, their immediate family members, and entities with which they have a position or relationship. These procedures are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer. This policy also requires the bank to comply with Regulation O, which contains restrictions on extensions of credit to executive officers, directors, certain principal shareholders, and their related interests. Such extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and (ii) must not involve more than the normal risk of repayment or present other unfavorable features. The Code of Business Conduct and Ethics may be found on our website by clicking on the link for “Investors” under the “About” tab on our website at www.firstcommunitysc.com.

We annually require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. Our nomination and corporate governance committee, which consists entirely of independent directors, annually reviews all relationships and amounts disclosed in the directors’ and officers’ questionnaires, and our board of directors makes a formal determination regarding each director’s independence under Nasdaq listing standards and applicable SEC rules.

The related party transactions described above were approved by the company.

33

Independent Registered Public Accountants

We selected Elliott Davis, LLC, to serve as our independent registered public accounting firm for the year ending December 31, 2018. A representative of Elliott Davis, LLC, is expected to be present at our annual meeting and will have the opportunity to make a statement if desired, and is expected to be available to respond to appropriate questions.

Audit and Related Fees

The following table shows the fees payable in the years ended December 31, 2018 and 2017 to Elliott Davis, LLC:

	2018	2017
Audit Fees(1)	$161,400	$168,400
Audit-Related Fees(2)	25,750	25,600
Tax Fees(3)	15,293	15,875
All Other Fees(4)	—	—
Total	$202,443	$209,875

(1)	Audit Fees consisted primarily of the audit of our annual consolidated financial statements and for reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q.
(2)	Audit Related Fees for 2018 and 2017 consisted primarily of procedures related to offering documents, the audit of our 401(k) plan, HUD compliance audit, and miscellaneous accounting and research discussions.
(3)	Tax Fees. This category includes the aggregate fees billed for services related to corporate tax compliance, as well as counsel and advisory services.
(4)	All Other Fees. Elliott Davis, LLC did not bill us for any services for 2018 and 2017.

Oversight of Accountants; Approval of Accounting Fees

Under the provisions of its charter, the audit committee is responsible for the retention, compensation, and oversight of the work of the independent auditors. The committee reviews any proposed services to insure that securities laws do not prohibit them and approves the scope of all services prior to being performed. All of the accounting services and fees reflected in the table above have been reviewed and approved by the audit committee, and individuals who were not employees of the independent auditor performed none of the services.

Pre-Approval Policy

Our audit committee’s pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.

General. The audit committee is required to pre-approve all audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence. The independent auditors provide the audit committee with an annual engagement letter outlining the scope of the audit and permissible non-audit services proposed for the fiscal year, along with a fee proposal. The scope and fee proposal is reviewed with the internal auditor, the audit committee chair, and, when appropriate, our management for their input (but not their approval). Once approved by the audit committee, the services outlined in the engagement letter will have specific approval. All other audit and permissible non-audit services that have not been approved in connection with the independent auditor’s engagement letter for the applicable year must be specifically pre-approved by the audit committee under the same process as noted above, where practicable. The independent auditors shall not perform any prohibited non-audit services described in Section 10A(g) of the Exchange Act. The audit committee must specifically pre-approve any proposed services that exceed pre-approved cost levels.

Tax Services. The audit committee believes that the independent auditor can provide tax services to us, such as tax compliance, tax planning and tax advice, without impairing the auditor’s independence. The audit committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

34

Shareholder Proposals for the 2020 Annual Meeting of Shareholders

Any shareholder of the company desiring to include a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 in our proxy statement for action at the 2020 annual meeting of shareholders must deliver the proposal to the executive offices of the company no later than December 7, 2019, unless the date of the 2020 annual meeting of shareholders is more than 30 days before or after May 22, 2020, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. Only proper proposals that are timely received and in compliance with Rule 14a-8 will be included in our 2020 proxy statement.

Under our bylaws, shareholder proposals not intended for inclusion in our 2020 proxy statement pursuant to Rule 14a-8 but intended to be raised at the 2020 annual meeting of shareholders, including nominations for election of director(s) other than the board’s nominees, must be received no later than 90 days in advance of the 2020 annual meeting of shareholders and must comply with the procedural, informational and other requirements outlined in our bylaws.

Our 2018 Annual Report on Form 10-K

Included with these proxy materials is a copy of our 2018 Annual Report on Form 10-K without exhibits, as filed with the SEC. We will furnish to each person whose proxy is solicited, on the written request of that person, a copy of the exhibits to that annual report for a charge of ten cents per page. We will also mail to you without charge, upon request, a copy of any document specifically referenced or incorporated by reference in this proxy statement. First Community Corporation, Attention: Corporate Secretary, 5455 Sunset Blvd., Lexington, South Carolina 29072.

35

Appendix A

FORM OF

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF AMENDMENT

Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation:

1.	The name of the corporation is FIRST COMMUNITY CORPORATION.

2.	Date of Incorporation: November 2, 1994.

3.	Agent’s Name and Address: The address of the registered office of the Corporation is located at 5455 SUNSET BLVD., LEXINGTON, South Carolina 29072, and the agent at such address is MICHAEL C. CRAPPS.

4.	On May 22, 2019, the Corporation’s shareholders approved an amendment to the Corporation’s Restated Articles of Incorporation:

Article Three, Section A (otherwise, 3.A) shall be deleted and replaced in its entirety by the following:

3. The Corporation is authorized to issue the following shares of stock, with the relative rights, preferences, and limitations of the shares of each class, and of each series within a class, as follows:

A. The authorized capital stock of the Corporation consists of 20,000,000 shares of Common Stock, par value $1.00 per share, and 10,000,000 shares of Preferred Stock, par value $1.00 per share. The authorized but unissued shares of Common Stock and Preferred Stock will be available for future issuance without shareholder approval.

5.	The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert “not applicable” or “NA”).

N/A.

6.	Complete either a or b, whichever is applicable.

a.	X Amendment(s) adopted by shareholder action. At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

For the approval of an amendment to the Corporation’s Restated Articles of Incorporation to amend and replace Article Three, Section A (otherwise, 3.A) with language noted above:

Voting Group	Number of Outstanding Shares	Number of Votes Entitled to be Cast	Number of Votes Represented at the meeting	Number of Undisputed* Shares Voted For / Against
Common	[•]	[•]	[•]	[•] / [•]
A-1

*NOTE:	Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

b.	__ The Amendment(s) was duly adopted by the incorporator or board of directors without shareholder approval pursuant to §33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code as amended, and shareholder action was not required.

7.	Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See §33-1-230(b)):

The effective date of these Articles of Amendment shall be upon filing.

DATE: [•], 2019	FIRST COMMUNITY CORPORATION

	By:	/s/ Joseph G. Sawyer

	Name:	Joseph G. Sawyer

	Title:	Chief Financial Officer
A-2

FIRST COMMUNITY CORPORATION

5455 Sunset Boulevard Lexington, South Carolina 29072

www.firstcommunitysc.com

See the enclosed proxy card.

[FORM OF PRELIMINARY PROXY CARD TO BE PROVIDED TO TRANSFER AGENT]

Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholder

May 22, 2019 at 11:00 a.m. Eastern Time

The undersigned does hereby constitute and appoint David K. Proctor and Joseph G. Sawyer, and each of them, attorneys with the full power of substitution to each, for and in the name of the undersigned to vote all shares of common stock of First Community Corporation (the “company”) held of record on March 15, 2019 by the undersigned, at the 2019 Annual Meeting of Shareholders, to be held at our office located at 105 N. Spring Street, Greenville, South Carolina 29601, on May 22, 2019, at 11:00 a.m. and at any adjournment of the meeting, for the purposes more fully described in the accompanying Notice of Annual Meeting of Shareholders, with all the powers the undersigned would possess if personally present. The signing shareholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and directs the proxies to vote as follows on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement and otherwise in their discretion on any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment of it, as provided in the Proxy Statement.

Only holders of record on March 15, 2019 of our common stock are entitled to vote on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement.

Any of the said attorneys who may be present and acting at the meeting shall have and may exercise all the powers of all said attorneys hereunder.

The undersigned instructs such proxies to vote as specified below with the understanding that, unless a contrary choice is specified, this proxy will be voted “FOR” the proposals listed below and “FOR” the option of “every year,” as applicable:

1. PROPOSAL NO. 1: Election of CLASS I Directors:
Vote “for” or “against” or “abstain” as to specific directors:
	For	Against	Abstain
Election of Michael C. Crapps
Election of Mickey Layden
Election of Jane Sosebee

2. PROPOSAL NO. 2 AS DESCRIBED IN THE PROXY STATEMENT:
	For	Against	Abstain
To approve the compensation of our named executive officers as disclosed in the proxy statement (this is a non-binding, advisory vote).

3. PROPOSAL NO. 3 AS DESCRIBED IN THE PROXY STATEMENT:
	EVERY Year	EVERY Two Years	EVERY THREE Years	Abstain
To approve a non-binding resolution to determine whether shareholders should have a say on the compensation of our named executive officers every one, two, or three years.

4. PROPOSAL No. 4 AS DESCRIBED IN THE PROXY STATEMENT:
	For	Against	Abstain
To approve an amendment to Article Three of our Restated Articles of Incorporation to increase the number of authorized shares of common stock, par value $1.00 per share, from 10,000,000 shares to 20,000,000 shares.

5. PROPOSAL NO. 5 AS DESCRIBED IN THE PROXY STATEMENT:
	For	Against	Abstain
To ratify appointment of Elliott Davis, LLC as the company’s independent registered public accounting firm.

6. PROPOSAL NO. 6 AS DESCRIBED IN THE PROXY STATEMENT:
	For	Against	Abstain
To approve the adjournment, postponement or continuance of the annual meeting, if necessary and appropriate, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to adopt proposal 4, or if a quorum is not present at the time of the annual meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” Proposal No. 1 to elect three nominees to serve on the board of directors as Class I directors; “FOR” Proposal No. 2 to approve the compensation of our named executive officers as disclosed in the proxy statement (this is a non-binding, advisory vote); “FOR” the option of “every year” as the preferred frequency for a say on the compensation of our named executive officers (this is a non-binding, advisory vote); “FOR” the amendment to the company’s Restated Articles of Incorporation to increase the number of our authorized shares of common stock from 10,000,000 to 20,000,000; “FOR” the ratification of the appointment of Elliott Davis, LLC as our independent registered public accountants for the year ending December 31, 2019; and “FOR” the adjournment proposal. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

Please date, sign your name exactly as it appears on your stock certificate(s), and print your name under your signature.

Dated:	Signed:

Print Name: